Exhibit 99.3

For Release on September 12, 2014

Town Sports International Holdings, Inc. Completes Sale of New York City Property

for $85.5 Million

New York, NY — September 12, 2014 — Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ:CLUB), the owner and operator of New York Sports Clubs, today announced that it has completed the previously announced sale of its property located at 151 East 86th Street, New York, to Monty Two East 86th Street Associates LLC (“the Purchaser”). The final purchase price was approximately $85.5 million, subject to certain adjustments and offsets. In connection with the sale, TSI has entered into a lease agreement under which it will continue to operate its current club at the location for at least eighteen months, after which the Purchaser may demolish and construct a new building. Once construction of the new building is complete, TSI will lease, open and operate a club in the new building.

Robert Giardina, Chief Executive Officer of TSI, commented: “We are very pleased to announce the closing on the sale of the building we owned on 86th Street in Manhattan. The sale further strengthens our balance sheet and provides us with additional liquidity. We are also very excited about replacing our 35 year old club with a new flagship club at this same location upon completion of the construction of a luxury high rise building.”

Forward-Looking Statements:

Statements in this release that do not constitute historical facts, including, without limitation, statements relating to future expectations regarding the property described above, and other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “anticipated,” “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates” or “could”, are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including, among others, the level of market demand for the Company’s services, economic conditions affecting the Company’s business, the geographic concentration of the Company’s clubs, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, statements related to future financial results and performance and potential sales revenue, statements relating to potential club openings, conversions and closures, environmental initiatives, any security and privacy breaches involving customer data, the application of Federal and state tax laws and regulations, the levels and terms of the Company’s indebtedness, and other specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update these statements in light of subsequent events or developments. Except as required by law, we have no duty to, and do not intend to, update or revise the forward looking statements in this presentation after the date of this presentation. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

About Town Sports International Holdings, Inc.

New York-based Town Sports International Holdings, Inc. is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic regions of the United States and, through its subsidiaries, operated 163 fitness clubs as of June 30, 2014, comprising 109 New York Sports Clubs, 29 Boston Sports Clubs, 16 Washington Sports Clubs (two of which are partly-owned), six Philadelphia Sports Clubs, and three clubs located in Switzerland. These clubs collectively served approximately 488,000 members. For more information on TSI, visit http://www.mysportsclubs.com.

From time to time we may use our Web site as a channel of distribution of material company information. Financial and other material information regarding the Company is routinely posted on and accessible at http://www.mysportsclubs.com. In addition, you may automatically receive email alerts and other information about us by enrolling your email by visiting the “Email Alerts” section at http://www.mysportsclubs.com.

Town Sports International Holdings, Inc., New York

Contact Information:

Investor Contact:

(212) 246-6700 extension 1650

Investor.relations@town-sports.com

or

ICR, Inc.

Joseph Teklits / Farah Soi

(203) 682-8200

farah.soi@icrinc.com